UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement

On November 12, 2020, Arcadia Biosciences, Inc. (the “Company”) entered into a Master Transaction Agreement (the “Agreement”) with Bioceres Crop Solutions Corp. (“BIOX”) pursuant to which (i) the Company sold all of its memberships interests it owned in Verdeca, LLC (“Verdeca”) to Bioceres, Inc., a wholly owned subsidiary of BIOX, and (ii) the Company and BIOX entered into a license agreement for certain intellectual property rights, including rights to the Company’s HB4 soybean trait and its GoodWheat portfolio of specialty wheat products in South and Central America.   Prior to the transaction, Verdeca was equally owned by the Company and Bioceres, Inc.

In consideration for the sale of the membership interests in Verdeca and entering into the license agreement, on November 12, 2020 BIOX paid the Company $5,000,000 in cash and issued the Company 1,875,000 shares of BIOX common stock.  BIOX will also pay the Company an additional (i) $1,000,000 payable in five equal monthly payments beginning on December 12, 2020 for transaction expenses and fees and (ii) $2,000,000 payable in four equal quarterly payments with the first payment commencing within thirty days of either BIOX reaching commercial plantings of at least 200,000 hectares of HB4 soybeans or if China approves the HB4 soybean trait for “food and feed”.  In addition to the above payments, BIOX will also pay the Company quarterly royalty payments equal to six percent (6%) for the net revenues BIOX, or its affiliates, receive from HB4 soybean sales and twenty-five percent (25%) from wheat sales; provided that royalty payments for HB4 soybeans shall not exceed $10,000,000.

The Company agreed not to sell or transfer any shares of BIOX common stock it received in this transaction for a period of 180 days without the prior written consent of BIOX, subject to certain exceptions allowing the Company to pledge shares to a lender as collateral.  In addition, by December 12, 2020, the Company is required to seek consents from certain third parties who have right of first refusal or other similar rights to the traits being licensed by the Company to BIOX.  If a third party exercises their rights of first refusal on the same terms and conditions as agreed upon by BIOX, then the Company has an option to pay BIOX $5,000,000 or 625,000 shares of BIOX common stock.  Upon such payment, BIOX shall have no further rights to such trait which was subject to the right of first refusal. The Company entered into a pledge and security agreement with BIOX for the 625,000 shares of BIOX common stock that are subject to the potential clawback.

Rabo Securities USA, Inc. acted as financial advisor to the Company for the transaction. The Company incurred a closing success fee of $500,000, and additional costs that consist of direct incremental legal, advisory, and accounting fees customary in the industry.

The Company’s unaudited pro forma condensed consolidated financial information as of September 30, 2020, and December 31, 2019, giving effect to the sale of the Company’s interests in Verdeca is filed as Exhibit 99.1 and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Company’s unaudited pro forma condensed consolidated financial information as of September 30, 2020, and December 31, 2019, giving effect to the sale of the Company’s interests in Verdeca is filed as Exhibit 99.1 and incorporated by reference herein.

(d) Exhibits

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information as of September 30, 2020, and December 31, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.
Date: November 18, 2020
	By:	/s/ Pamela Haley
	Name:	Pamela Haley
	Title:	Chief Financial Officer